Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS BANK REPORTS RECORD NET INCOME OF $9.7 MILLION
-- Loan growth, strong fee income, and provision benefit drive record performance --
-- Non-performing assets decline 29% --
MADISON, Wis., April 29, 2021 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported record net income of $9.7 million, or $1.12 diluted earnings per share, in the first quarter 2021, compared to $6.1 million or $0.71 in the fourth quarter of 2020, and $3.3 million or $0.38 in the first quarter of 2020.
“Record earnings for the quarter and exceptional growth across our company are reflections of First Business Bank’s commitment to helping our clients succeed, and consistently expanding our client base,” President and Chief Executive Officer Corey Chambas said. “This performance is a direct result of our long record of investing in innovative niche financial services offerings, technology, and talent as well as our active focus on asset quality improvement. We believe we are very well-positioned for sustained double-digit loan and revenue growth and continued asset quality improvement.”
Quarterly Highlights
•Record Earnings. Net income hit a record $9.7 million for the quarter. While boosted by the impact of asset quality improvement and net loan recoveries, ongoing fundamental performance was also very strong. Driven by continued loan and fee income growth, top-line revenue was $28.1 million, a 20% increase from this time last year, and pre-tax, pre-provision return on average assets was 1.65% for the quarter.
•Continued Differentiated Loan Growth. Loans, excluding SBA Paycheck Protection Program (“PPP”) loans, grew $46.9 million, or 10% annualized in the first quarter. This continued the exceptional growth from 2020 driven by investments tied to our strategic plan to expand niche lending business lines and enhance and expand the business development teams across all our business lines and geographies.
•Asset Quality Continues to Improve. Non-performing assets declined 29% to $19.0 million, the second consecutive quarterly reduction of more than 25%. Over this two-quarter period, non-performing assets have declined $17.6 million from the 2020 peak in the third quarter of $36.7 million. The decrease in non-accrual loans for the quarter was principally due to loan payoffs and loans returning to accrual status.
•Fee Income. Fee income grew an impressive 23% annualized for the quarter and again exceeded our goal of 25% or more of total revenue. Private wealth continued to lead the way with fees earned on a record $2.4 billion in assets under management and administration. In addition, gain on sale of Small Business Administration loans exceeded $1 million again this quarter.
•PPP Update. Our participation in PPP has been a tremendous benefit to our clients and we are actively participating in the second phase of the program. As of March 31, 2021, the Company had $272.7 million in gross PPP loans outstanding and deferred processing fees outstanding of $5.1 million yet to be recognized into income. During the quarter, $2.2 million of processing fees were recognized.
•Tangible Book Value Increases. Tangible Book Value (“TBV”) per share grew by 11% annualized in the quarter. This is a continuation of strong and consistent TBV growth. TBV has increased for 18 consecutive years, at a compound annual growth rate of 8% over that time.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended
(Dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	March 31, 2020
Net interest income	$20,863	$22,512	$17,050
Adjusted non-interest income (1)	7,195	6,799	6,418
Operating revenue (1)	28,058	29,311	23,468
Operating expense (1)	17,449	17,591	15,897
Pre-tax, pre-provision adjusted earnings (1)	10,609	11,720	7,571
Less:
Provision for loan and lease losses	(2,068)	4,322	3,182
Net loss on foreclosed properties	3	54	102
Amortization of other intangible assets	8	8	9
SBA recourse (benefit) provision	(130)	(330)	25
Impairment on tax credit investments	—	328	113
Add:
Net loss on sale of securities	—	—	(4)
Income before income tax expense	12,796	7,338	4,136
Income tax expense	3,065	1,254	858
Net income	$9,731	$6,084	$3,278
Earnings per share, diluted	$1.12	$0.71	$0.38
Book value per share	$24.83	$24.06	$22.83
Tangible book value per share (1)	$23.43	$22.66	$21.44

Net interest margin	3.44%	3.69%	3.44%
Adjusted net interest margin (1)	3.20%	3.25%	3.32%
Efficiency ratio (1)	62.19%	60.02%	67.74%
Return on average assets	1.51%	0.93%	0.62%
Pre-tax, pre-provision adjusted return on average assets (1)	1.65%	1.80%	1.44%
Return on average equity	18.48%	11.92%	7.14%

Period-end loans and leases receivable	$2,235,112	$2,145,970	$1,743,399
Period-end loans and leases receivable, excluding net PPP loans	$1,967,545	$1,920,647	$1,743,399
Average loans and leases receivable	$2,182,958	$2,185,662	$1,733,742
Period-end in-market deposits	$1,737,226	$1,683,008	$1,383,299
Average in-market deposits	$1,722,107	$1,690,433	$1,366,142
Allowance for loan and lease losses	$28,982	$28,521	$22,748
Non-performing assets	$19,023	$26,651	$29,566
Allowance for loan and lease losses as a percent of total gross loans and leases	1.29%	1.33%	1.30%
Allowance for loan and lease losses as a percent of total gross loans and leases, excluding net PPP loans	1.47%	1.48%	1.30%
Non-performing assets as a percent of total assets	0.73%	1.04%	1.35%
Non-performing assets as a percent of total assets, excluding net PPP loans	0.81%	1.14%	1.35%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.

COVID-19 Update
Paycheck Protection Program
As of March 31, 2021, the Company had $272.7 million in gross PPP loans outstanding and deferred processing fees outstanding of $5.1 million. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness, as an adjustment of yield using the interest method. During the three months ended March 31, 2021, the Company recognized $2.2 million of processing fees in loans and leases interest income in the unaudited Consolidated Statements of Income. The SBA provides a guaranty to the lender of 100% of principal and interest, unless the lender violated an obligation under the agreement. As loan losses are expected to be immaterial, if any at all, due to the guaranty, management excluded the PPP loans from the allowance for loan and lease losses calculation. Management funded these short-term loans primarily through a combination of excess cash held at the Federal Reserve and from an increase in in-market deposits.
Deferral Requests
The Company provided loan modifications deferring payments for certain borrowers impacted by COVID-19 who were current in their payments at the inception of the Company’s loan modification program. Excluding gross PPP loans, as of March 31, 2021, the Company had deferred loans outstanding of $13.0 million, or 0.7% of gross loans and leases compared to $323.2 million, or 18.6% of gross loans and leases as of June 30, 2020.
The following tables represent a breakdown of the deferred loan balances by industry segment and collateral type:

	As of
	March 31, 2021
		Collateral Type
Industries Description	Balance	Real Estate	Non-Real Estate
	(In thousands)
Real Estate and Rental and Leasing	$9,425	$9,425	$—
Manufacturing	3,000	—	3,000
Professional, Scientific, and Technical Services	39	—	39
Other Services (except Public Administration)	328	212	116
Educational Services	195	195	—
Administrative and Support and Waste Management and Remediation Services	11	—	11
Total deferred loan balances	$12,998	$9,832	$3,166
Exposure to Stressed Industries
    Certain industries have been and are expected to be particularly impacted by social distancing, quarantines, and the economic impact of the COVID-19 pandemic, such as the following:

	As of
	March 31, 2021		December 31, 2020
Industries:	Balance	% Gross Loans and Leases (1)	Balance	% Gross Loans and Leases (1)
	(Dollars in Thousands)
Retail (2) (3)	$74,534	3.8%	$62,719	3.3%
Hospitality	82,604	4.2%	80,832	4.2%
Entertainment	13,943	0.7%	14,208	0.7%
Restaurants & food service	23,385	1.2%	24,854	1.3%
Total outstanding exposure	$194,466	9.9%	$182,613	9.5%
(1)Excluding net PPP loans.
(2)Includes $40.2 million and $48.9 million in loans secured by commercial real estate as of March 31, 2021 and December 31, 2020, respectively.
(3)Includes $21.3 million and $7.7 million in fully collateralized asset-based loans as of March 31, 2021 and December 31, 2020, respectively.

    As of March 31, 2021, the Company had no meaningful direct exposure to the energy sector, airline industry or retail consumer, and does not participate in Shared National Credits.
    Because of the significant uncertainties related to the ultimate duration of the COVID-19 pandemic and its effects on our clients and prospects, and on the national and local economies as a whole, there can be no assurances as to how the crisis may ultimately affect the Company’s loan portfolio.

First Quarter 2021 Compared to Fourth Quarter 2020
Net interest income decreased $1.6 million, or 7.3%, to $20.9 million.
•Net interest income decreased primarily due to a reduction in fees in lieu of interest. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $3.1 million, compared to $4.7 million. Excluding fees in lieu of interest, net interest income increased $15,000, or 0.1%.
•Average loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $37.3 million, or 7.8% annualized, to $1.941 billion.
•The yield on average interest-earning assets decreased 29 basis points to 3.93% from 4.22%. Excluding average net PPP loans, the PPP loan interest income of $603,000, and the aforementioned fees in lieu of interest, the yield earned on average interest-earning assets decreased 7 basis points to 3.69% from 3.76%. The rate paid for average total bank funding decreased five basis points to 0.40% from 0.45%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances, Federal Reserve Discount Window advances, and Federal Reserve PPPLF advances.
•Net interest margin decreased 25 basis points to 3.44% from 3.69%. Adjusted net interest margin, excluding fees in lieu of interest and other recurring but volatile components of net interest margin, decreased to 3.20% from 3.25%.
Provision for loan and lease losses decreased $6.4 million to a net benefit of $2.1 million.
•The decrease in provision for loan and lease losses included $2.5 million in net recoveries.
•Changes in the general reserve increased the provision for loan and lease losses $1.1 million principally due to qualitative factor changes in our commercial real estate portfolio related to the rate of growth in the segment and $557,000 due to loan growth. These increases were partially offset by a $984,000 reduction in general reserve due to historical loss rate updates from net recovery activity.
Non-interest income increased $396,000, or 5.8%, to $7.2 million.
•Private wealth management fee income increased $199,000, or 9.0% to $2.4 million. Private wealth and trust assets under management and administration measured a record $2.387 billion at March 31, 2021, up $137.5 million, or 24.5% annualized, primarily due to growth from new and existing clients and increased equity market values.
•Commercial loan interest rate swap fee income decreased $394,000 to $684,000 compared to $1.1 million. Interest rate swaps continue to be an attractive product for the Company’s commercial borrowers, although associated fee income can vary from period to period based on client demand and the interest rate environment in any given quarter.
•Gains on sale of SBA loans decreased $222,000 to $1.1 million compared to $1.3 million. The Company’s pipeline remains strong and management believes the gain on sale of traditional SBA loans (i.e., SBA loans unrelated to PPP loans), while variable based on timing of closings, will continue to increase annually at a measured pace.
•Other fee income increased $650,000 to $1.6 million compared to $914,000. The increase is primarily due to returns above the historical average from the Company’s investments in mezzanine funds.
Non-interest expense decreased $321,000, or 1.8%, to $17.3 million.
•Compensation expense increased $512,000, or 4.2%, to $12.7 million. The increase reflects new hires, annual merit increases, and payroll taxes on the annual cash bonus plan paid during the quarter.
•Other non-interest expense decreased $658,000 to $404,000. The decrease was principally due to a reduction in credit valuation adjustment (“CVA”) related to the commercial loan interest rate swap program. The CVA represents a change in the market value of the Company’s commercial loan interest rate swaps to estimate potential borrower credit risk within the portfolio. The CVA can vary from period to period based on the size of the portfolio, credit metrics, and the interest rate environment in any given quarter. The CVA was $291,000 and $461,000 as of March 31, 2021 and December 31, 2020, respectively.
Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $46.9 million, or 9.8% annualized, to $1.968 billion.
•Commercial and industrial (“C&I”) loans, excluding net PPP loans, increased $9.7 million, or 7.6% annualized, led by an increase in asset-based loans. Management believes the timely investments in producers in our counter cyclical commercial banking products, such as asset-based lending and accounts receivable financing, have positioned C&I lending to increase throughout the current economic cycle.
•Commercial real estate (“CRE”) loans increased $33.4 million, or 9.8% annualized, with growth coming from non-owner occupied and multi-family properties. Recent above-average CRE growth comes as established commercial lenders hired over the past 18 months were able to add high-quality relationships to the Bank.

Total period-end in-market deposits increased $54.2 million to $1.737 billion, or 12.9% annualized, and the average rate paid decreased four basis points to 0.16%.
•Transaction accounts increased $81.5 million, while certificates of deposits and money market accounts decreased $17.9 million and $9.4 million, respectively.
•Client preferences continued to shift away from term deposits due to the low interest rate environment, while management attributes the continued increase in transaction accounts to successful business development efforts and our existing clients’ preference for safety and soundness amid the economic uncertainty created by the COVID-19 pandemic.
Period-end wholesale funding, including FHLB advances, Federal Reserve Discount Window advances, Federal Reserve PPPLF advances, brokered deposit, and deposits gathered through internet deposit listing services, increased $14.3 million to $581.3 million.
•Wholesale deposits decreased $7.0 million to $165.5 million, due to contractual runoff. The average rate paid on wholesale deposits decreased 20 basis points to 0.76% and the weighted average original maturity of brokered certificates of deposit decreased to 3.9 years from 4.1 years.
•FHLB advances increased $21.3 million to $415.8 million. The average rate paid on FHLB advances increased six basis points to 1.36% and the weighted average original maturity increased to 5.7 years from 5.5 years.
Non-performing assets decreased $7.6 million, or 28.6%, to $19.0 million, or 0.73% of total assets, compared to $26.7 million, or 1.04% of total assets. The reduction in non-performing assets was principally due to loan payoffs and loans returning to accrual status. Excluding net PPP loans, non-performing assets were 0.81% of total assets, compared to 1.14% as of December 31, 2020.
The allowance for loan and lease losses increased $461,000, or 1.6%, due to an increase in the general reserve from loan growth and qualitative factor changes related to the rate of growth in our commercial real estate portfolio, partially offset by historical loss rate updates from net recovery activity. While a degree of uncertainty remains in the economy due to the COVID-19 pandemic, we will take a measured approach to releasing general reserves moving forward.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.29% compared to 1.33%.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.47%, compared to 1.48% as of December 31, 2020.

First Quarter 2021 Compared to First Quarter 2020
Net interest income increased $3.8 million, or 22.4%, to $20.9 million.
•The increase in net interest income reflects an increase in average gross loans and leases and an increase in fees collected in lieu of interest, partially offset by adjusted net interest margin compression. Fees in lieu of interest, which can vary from quarter to quarter, totaled $3.1 million compared to $798,000. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $923,000, or 5.7%. Excluding net PPP loans, average gross loans and leases increased $207.0 million, or 11.9%.
•The yield on average interest-earning assets measured 3.93% compared to 4.72%. Excluding fees collected in lieu of interest and PPP loan interest income, the yield on average interest-earning assets excluding net PPP loans was 3.69%, compared to 4.56%. The decline in yields was primarily due to the decrease in LIBOR and Prime and related impact on variable-rate loans, in addition to the renewal of fixed-rate loans and reinvestment of security cash flows at historically low interest rates. The rate paid for average total bank funding decreased 84 basis points to 0.40% from 1.24%. The average target federal funds rate decreased 115 basis points during this time period of comparison.
•Net interest margin was 3.44% in both periods of comparison. Adjusted net interest margin decreased 12 basis points to 3.20% from 3.32%.
Non-interest income increased $781,000, or 12.2%, to $7.2 million.
•Gains on sale of SBA loans increased $813,000 to $1.1 million compared to $265,000.
•Private wealth management fee income increased $295,000, or 14.0%, to $2.4 million. Private wealth and trust assets under management and administration measured a record $2.387 billion at March 31, 2021, up $722.1 million, or 43.4%.
•Other fee income increased $507,000, or 48.0%, to $1.6 million compared to $1.1 million. The increase is primarily due to returns above the historical average from the Company’s investments in mezzanine funds.
•Commercial loan interest rate swap fee income decreased $997,000 to $684,000 compared to $1.7 million.

Non-interest expense increased $1.2 million, or 7.3%, to $17.3 million. Operating expense increased $1.6 million, or 9.8%, to $17.4 million.
•Compensation expense increased $1.6 million, or 14.5%, to $12.7 million. Average full-time equivalent employees increased to 305, up 6.6% for the quarter ended March 31, 2021, compared to 286 for the quarter ended March 31, 2020. The increase reflects new hires, annual merit increases, and a $494,000 increase in the annual corporate incentive plan accrual compared to a reduction to the same accrual during the first quarter of 2020 due to uncertainty amid the COVID-19 pandemic.
•Computer software expense increased $226,000 to $1.1 million compared to $889,000. The increase was principally due to investments in technology platforms to improve the client experience and continued strategic focus on scaling the Bank to efficiently execute our growth strategy.
•FDIC insurance expense was $362,000, an increase of $154,000. Management expects FDIC insurance expense to increase commensurate with future asset growth.
•Other non-interest expense decreased $412,000, or 50.5%, to $404,000. The decrease was principally due to a decrease in business-related travel expenses due to the Company’s adherence to COVID-19 restrictions and a reduction in credit valuation adjustment (“CVA”) related to the commercial loan interest rate swap program. There was no CVA as of March 31, 2020.
Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $224.1 million, or 12.9%, to $1.968 billion.
•C&I loans, excluding net PPP loans, decreased $3.2 million, or 0.6%.
•CRE loans increased $232.1 million, or 20.0%, generally driven by an increase across all CRE categories.
Total period-end in-market deposits increased $353.9 million, or 25.6%, to $1.737 billion and the average rate paid decreased 80 basis points to 0.16%.
•Transaction accounts and money market accounts increased $413.6 million and $22.2 million, respectively.
•Certificates of deposits decreased $81.9 million as client preferences continued to shift towards more liquid products due to the low interest rate environment.
Period-end wholesale funding increased $76.0 million to $581.3 million.
•Wholesale deposits increased $48.7 million to $165.5 million mainly due to adding non-maturity brokered deposits at a favorable rate compared to alternative funding sources. Excluding these deposits, wholesale deposits decreased as the existing portfolio runoff is replaced by in-market deposits and lower cost FHLB advances to match-fund long-term fixed rate loans and fund loan growth. The average rate paid on brokered certificates of deposit decreased 181 basis points to 0.76% and the weighted average original maturity decreased to 3.9 years from 4.8 years.
•FHLB advances increased $27.3 million to $415.8 million. The average rate paid on FHLB advances decreased 55 basis points to 1.36% and the weighted average original maturity decreased to 5.7 years from 5.9 years.
Non-performing assets decreased to $19.0 million, or 0.73% of total assets, compared to $29.6 million, or 1.35% of total assets. Excluding net PPP loans, non-performing assets were 0.81% of total assets as of March 31, 2021.
The allowance for loan and lease losses increased 27.4% primarily due to an increase in the general and specific reserve driven by the COVID-19 pandemic.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.29% compared to 1.30%.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.47% as of March 31, 2021.

About First Business Financial Services, Inc.
First Business Financial Services, Inc., (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting services, and through its refined focus, delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit www.firstbusiness.bank.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:
•Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, the adverse effects of the COVID-19 pandemic on the global, national, and local economy.
•The effect of the COVID-19 pandemic on the Company’s credit quality, revenue, and business operations.
•Competitive pressures among depository and other financial institutions nationally and in our markets.
•Increases in defaults by borrowers and other delinquencies.
•Our ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•Fluctuations in interest rates and market prices.
•Changes in legislative or regulatory requirements applicable to us and our subsidiaries.
•Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•Fraud, including client and system failure or breaches of our network security, including our internet banking activities.
•Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Assets
Cash and cash equivalents	$58,874	$56,909	$51,728	$42,391	$94,986
Securities available-for-sale, at fair value	173,261	183,925	179,274	171,680	175,564
Securities held-to-maturity, at amortized cost	24,783	26,374	28,897	29,826	30,774
Loans held for sale	6,576	8,695	15,049	13,672	6,331
Loans and leases receivable	2,235,112	2,145,970	2,170,299	2,056,863	1,743,399
Allowance for loan and lease losses	(28,982)	(28,521)	(30,817)	(27,464)	(22,748)
Loans and leases receivable, net	2,206,130	2,117,449	2,139,482	2,029,399	1,720,651
Premises and equipment, net	1,923	1,998	2,130	2,266	2,427
Foreclosed properties	31	34	613	1,389	1,669
Right-of-use assets	5,486	5,814	6,141	6,272	6,590
Bank-owned life insurance	52,537	52,188	51,798	51,433	51,056
Federal Home Loan Bank stock, at cost	14,941	13,578	15,153	13,470	9,733
Goodwill and other intangible assets	12,055	12,018	12,024	11,925	11,872
Derivatives	26,104	49,377	58,210	58,808	53,096
Accrued interest receivable and other assets	38,017	39,478	41,348	36,283	31,625
Total assets	$2,620,718	$2,567,837	$2,601,847	$2,468,814	$2,196,374
Liabilities and Stockholders’ Equity
In-market deposits	$1,737,226	$1,683,008	$1,667,245	$1,620,616	$1,383,299
Wholesale deposits	165,492	172,508	154,130	89,759	116,827
Total deposits	1,902,718	1,855,516	1,821,375	1,710,375	1,500,126
Federal Home Loan Bank advances and other borrowings	448,417	419,167	483,517	465,007	412,892
Junior subordinated notes	10,065	10,062	10,058	10,054	10,051
Lease liabilities	6,040	6,386	6,728	6,877	7,211
Derivatives	29,565	54,927	64,403	65,390	59,260
Accrued interest payable and other liabilities	9,422	15,617	14,981	13,549	11,177
Total liabilities	2,406,227	2,361,675	2,401,062	2,271,252	2,000,717
Total stockholders’ equity	214,491	206,162	200,785	197,562	195,657
Total liabilities and stockholders’ equity	$2,620,718	$2,567,837	$2,601,847	$2,468,814	$2,196,374

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended
(Dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total interest income	$23,806	$25,770	$22,276	$22,761	$23,372
Total interest expense	2,943	3,258	3,655	3,873	6,322
Net interest income	20,863	22,512	18,621	18,888	17,050
Provision for loan and lease losses	(2,068)	4,322	3,835	5,469	3,182
Net interest income after provision for loan and lease losses	22,931	18,190	14,786	13,419	13,868
Private wealth management service fees	2,407	2,208	2,167	2,124	2,112
Gain on sale of SBA loans	1,078	1,300	760	574	265
Service charges on deposits	917	887	881	829	818
Loan fees	545	412	478	451	485
Net loss on sale of securities	—	—	—	—	(4)
Swap fees	684	1,078	2,446	1,655	1,681
Other non-interest income	1,564	914	676	686	1,057
Total non-interest income	7,195	6,799	7,408	6,319	6,414
Compensation	12,657	12,145	11,857	10,796	11,052
Occupancy	552	556	570	554	572
Professional fees	866	909	943	859	819
Data processing	770	668	679	710	677
Marketing	391	411	356	352	461
Equipment	246	294	310	304	291
Computer software	1,115	1,028	1,017	966	889
FDIC insurance	362	479	312	239	208
Collateral liquidation cost	94	47	45	115	121
Net loss (gain) on foreclosed properties	3	54	(121)	348	102
Tax credit investment impairment	—	328	113	1,841	113
SBA recourse (benefit) provision	(130)	(330)	57	(30)	25
Loss on early extinguishment of debt	—	—	—	744	—
Other non-interest expense	404	1,062	620	545	816
Total non-interest expense	17,330	17,651	16,758	18,343	16,146
Income before income tax expense (benefit)	12,796	7,338	5,436	1,395	4,136
Income tax expense (benefit)	3,065	1,254	1,143	(1,928)	858
Net income	$9,731	$6,084	$4,293	$3,323	$3,278

Per common share:
Basic earnings	$1.12	$0.71	$0.50	$0.38	$0.38
Diluted earnings	1.12	0.71	0.50	0.38	0.38
Dividends declared	0.18	0.165	0.165	0.165	0.165
Book value	24.83	24.06	23.45	23.04	22.83
Tangible book value	23.43	22.66	22.05	21.65	21.44
Weighted-average common shares outstanding(1)	8,429,149	8,417,216	8,404,084	8,392,197	8,388,666
Weighted-average diluted common shares outstanding(1)	8,429,149	8,417,216	8,404,084	8,392,197	8,388,666

(1)Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,357,141	$12,528	3.69%	$1,353,333	$12,875	3.81%	$1,153,972	$13,523	4.69%
Commercial and industrial loans(1)	757,898	9,625	5.08%	768,869	11,149	5.80%	515,935	7,857	6.09%
Direct financing leases(1)	22,271	244	4.38%	25,071	278	4.44%	27,961	108	1.55%
Consumer and other loans(1)	45,648	398	3.49%	38,389	355	3.70%	35,874	361	4.03%
Total loans and leases receivable(1)	2,182,958	22,795	4.18%	2,185,662	24,657	4.51%	1,733,742	21,849	5.04%
Mortgage-related securities(2)	163,324	666	1.63%	170,400	742	1.74%	180,590	1,061	2.35%
Other investment securities(3)	42,177	187	1.77%	39,647	183	1.85%	23,280	127	2.18%
FHLB stock	12,465	152	4.88%	14,608	179	4.90%	8,512	205	9.63%
Short-term investments	24,575	6	0.10%	31,418	9	0.11%	35,763	130	1.45%
Total interest-earning assets	2,425,499	23,806	3.93%	2,441,735	25,770	4.22%	1,981,887	23,372	4.72%
Non-interest-earning assets	151,665			162,010			122,975
Total assets	$2,577,164			$2,603,745			$2,104,862
Interest-bearing liabilities
Transaction accounts	$521,130	250	0.19%	$482,670	250	0.21%	$271,531	647	0.95%
Money market	657,690	274	0.17%	655,581	287	0.18%	669,482	1,869	1.12%
Certificates of deposit	57,424	177	1.23%	78,693	308	1.57%	134,000	750	2.24%
Wholesale deposits	166,752	318	0.76%	171,718	414	0.96%	132,468	850	2.57%
Total interest-bearing deposits	1,402,996	1,019	0.29%	1,388,662	1,259	0.36%	1,207,481	4,116	1.36%
FHLB advances	366,670	1,249	1.36%	404,174	1,309	1.30%	325,929	1,559	1.91%
Federal Reserve PPPLF	—	—	—%	10,297	9	0.35%	—	—	—%
Other borrowings	27,296	401	5.88%	24,419	400	6.55%	24,385	370	6.07%
Junior subordinated notes	10,063	274	10.89%	10,059	281	11.17%	10,048	277	11.03%
Total interest-bearing liabilities	1,807,025	2,943	0.65%	1,837,611	3,258	0.71%	1,567,843	6,322	1.61%
Non-interest-bearing demand deposit accounts	485,863			473,489			291,129
Other non-interest-bearing liabilities	73,695			88,496			62,367
Total liabilities	2,366,583			2,399,596			1,921,339
Stockholders’ equity	210,581			204,149			183,523
Total liabilities and stockholders’ equity	$2,577,164			$2,603,745			$2,104,862
Net interest income		$20,863			$22,512			$17,050
Interest rate spread			3.27%			3.51%			3.10%
Net interest-earning assets	$618,474			$604,124			$414,044
Net interest margin			3.44%			3.69%			3.44%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

PROVISION FOR LOAN AND LEASE LOSS COMPOSITION

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Change in general reserve due to subjective factor changes	$1,082	$1,008	$(766)	$2,388	$2,831
Change in general reserve due to historical loss factor changes	(984)	1,274	(16)	(54)	(255)
Charge-offs	144	6,685	505	817	131
Recoveries	(2,673)	(68)	(23)	(64)	(177)
Change in specific reserves on impaired loans, net	(194)	(5,216)	2,974	2,122	436
Change due to loan growth, net	557	639	1,161	260	216
Total provision for loan and lease losses	$(2,068)	$4,322	$3,835	$5,469	$3,182

PERFORMANCE RATIOS

	For the Three Months Ended
(Unaudited)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Return on average assets (annualized)	1.51%	0.93%	0.68%	0.55%	0.62%
Return on average equity (annualized)	18.48%	11.92%	8.58%	6.70%	7.14%
Efficiency ratio	62.19%	60.02%	64.16%	61.22%	67.74%
Interest rate spread	3.27%	3.51%	2.94%	3.12%	3.10%
Net interest margin	3.44%	3.69%	3.14%	3.34%	3.44%
Average interest-earning assets to average interest-bearing liabilities	134.23%	132.88%	131.68%	132.82%	126.41%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Non-accrual loans and leases	$18,992	$26,617	$36,050	$24,095	$27,897
Foreclosed properties	31	34	613	1,389	1,669
Total non-performing assets	19,023	26,651	36,663	25,484	29,566
Performing troubled debt restructurings	59	46	47	49	134
Total impaired assets	$19,082	$26,697	$36,710	$25,533	$29,700

Non-accrual loans and leases as a percent of total gross loans and leases	0.85%	1.24%	1.66%	1.17%	1.60%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.85%	1.24%	1.68%	1.23%	1.69%
Non-performing assets as a percent of total assets	0.73%	1.04%	1.41%	1.03%	1.35%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.29%	1.33%	1.41%	1.33%	1.30%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	152.60%	107.15%	85.48%	113.98%	81.54%

ASSET QUALITY RATIOS - EXCLUDING NET PPP LOANS (1)

(Unaudited)	As of
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Non-accrual loans and leases as a percent of total gross loans and leases	0.96%	1.38%	1.95%	1.38%	1.60%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.96%	1.38%	1.98%	1.46%	1.69%
Non-performing assets as a percent of total assets	0.81%	1.14%	1.61%	1.19%	1.35%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.47%	1.48%	1.67%	1.57%	1.30%
(1)Net PPP loans outstanding as of March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, were $267.6 million, $225.3 million, $325.5 million, and $320.0 million, respectively. There were no PPP loans outstanding as of March 31, 2020.

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Charge-offs	$144	$6,685	$505	$817	$131
Recoveries	(2,673)	(68)	(23)	(64)	(177)
Net (recoveries) charge-offs	$(2,529)	$6,617	$482	$753	$(46)
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	(0.46)%	1.21%	0.09%	0.15%	(0.01)%
Annualized (recoveries) charge-offs as a percent of average gross loans and leases, excluding average net PPP loans(1)	(0.52)%	1.39%	0.11%	0.17%	(0.01)%
(1)Average net PPP loans outstanding for the three months ended March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020 were $242.2 million, $282.3 million, $323.1 million, and $252.8 million, respectively. The three months ended March 31, 2020 did not have any PPP loans outstanding.

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total capital to risk-weighted assets	11.52%	11.25%	11.42%	11.97%	11.74%
Tier I capital to risk-weighted assets	9.24%	8.96%	9.09%	9.57%	9.45%
Common equity tier I capital to risk-weighted assets	8.81%	8.53%	8.64%	9.08%	8.96%
Tier I capital to adjusted assets	8.37%	7.99%	8.04%	8.29%	9.33%
Tangible common equity to tangible assets	7.76%	7.60%	7.29%	7.56%	8.41%
Tangible common equity to tangible assets, excluding net PPP loans	8.65%	8.33%	8.34%	8.69%	8.41%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial real estate:
Commercial real estate - owner occupied	$256,812	$253,882	$240,706	$229,994	$224,075
Commercial real estate - non-owner occupied	592,090	564,532	565,781	533,211	511,363
Land development	46,544	49,839	50,864	44,299	48,045
Construction	151,345	141,043	142,726	133,375	131,060
Multi-family	322,384	311,556	287,583	244,496	211,594
1-4 family	23,319	38,284	38,857	36,823	34,220
Total commercial real estate	1,392,494	1,359,136	1,326,517	1,222,198	1,160,357
Commercial and industrial	784,305	732,318	790,349	781,239	519,900
Direct financing leases, net	19,616	22,331	24,743	25,525	26,833
Consumer and other:
Home equity and second mortgages	6,719	7,833	7,106	6,706	6,513
Other	38,266	28,897	29,341	29,737	30,416
Total consumer and other	44,985	36,730	36,447	36,443	36,929
Total gross loans and leases receivable	2,241,400	2,150,515	2,178,056	2,065,405	1,744,019
Less:
Allowance for loan and lease losses	28,982	28,521	30,817	27,464	22,748
Deferred loan fees	6,288	4,545	7,757	8,542	620
Loans and leases receivable, net	$2,206,130	$2,117,449	$2,139,482	$2,029,399	$1,720,651

LEGACY SBA 7(a) AND EXPRESS LOAN COMPOSITION (1)

(Unaudited)	As of
(in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Performing loans:
Off-balance sheet loans	$17,523	$23,354	$26,017	$28,843	$31,212
On-balance sheet loans	7,340	11,117	15,175	16,554	17,935
Gross loans	24,863	34,471	41,192	45,397	49,147
Non-performing loans:
Off-balance sheet loans	1,835	1,931	2,574	1,640	4,887
On-balance sheet loans	6,832	7,435	9,561	9,725	13,833
Gross loans	8,667	9,366	12,135	11,365	18,720
Total loans:
Off-balance sheet loans	19,358	25,285	28,591	30,483	36,099
On-balance sheet loans	14,172	18,552	24,736	26,279	31,768
Gross loans	$33,530	$43,837	$53,327	$56,762	$67,867
(1)Defined as SBA 7(a) and Express loans originated in 2016 and prior.

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Non-interest-bearing transaction accounts	$496,877	$472,818	$452,268	$433,760	$301,657
Interest-bearing transaction accounts	561,466	503,992	484,761	413,214	343,064
Money market accounts	632,065	641,504	636,872	656,741	609,883
Certificates of deposit	46,818	64,694	93,344	116,901	128,695
Wholesale deposits	165,492	172,508	154,130	89,759	116,827
Total deposits	$1,902,718	$1,855,516	$1,821,375	$1,710,375	$1,500,126
TRUST ASSETS COMPOSITION

(Unaudited)	As of
(in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Trust assets under management	$2,195,804	$2,061,772	$1,841,986	$1,704,019	$1,519,632
Trust assets under administration	190,721	187,228	175,521	169,388	144,822
Total trust assets	$2,386,525	$2,249,000	$2,017,507	$1,873,407	$1,664,454

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Common stockholders’ equity	$214,491	$206,162	$200,785	$197,562	$195,657
Goodwill and other intangible assets	(12,055)	(12,018)	(12,024)	(11,925)	(11,872)
Tangible common equity	$202,436	$194,144	$188,761	$185,637	$183,785
Common shares outstanding	8,638,195	8,566,960	8,561,714	8,575,134	8,571,134
Book value per share	$24.83	$24.06	$23.45	$23.04	$22.83
Tangible book value per share	23.43	22.66	22.05	21.65	21.44

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Common stockholders’ equity	$214,491	$206,162	$200,785	$197,562	$195,657
Goodwill and other intangible assets	(12,055)	(12,018)	(12,024)	(11,925)	(11,872)
Tangible common equity	$202,436	$194,144	$188,761	$185,637	$183,785
Total assets	$2,620,718	$2,567,837	$2,601,847	$2,468,814	$2,196,374
Goodwill and other intangible assets	(12,055)	(12,018)	(12,024)	(11,925)	(11,872)
Tangible assets	$2,608,663	$2,555,819	$2,589,823	$2,456,889	$2,184,502
Tangible common equity to tangible assets	7.76%	7.60%	7.29%	7.56%	8.41%
Period-end net PPP loans	267,567	225,323	325,481	320,036	—
Tangible assets, excluding net PPP loans	$2,341,096	$2,330,496	$2,264,342	$2,136,853	$2,184,502
Tangible common equity to tangible assets, excluding net PPP loans	8.65%	8.33%	8.34%	8.69%	8.41%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total non-interest expense	$17,330	$17,651	$16,758	$18,343	$16,146
Less:
Net loss (gain) on foreclosed properties	3	54	(121)	348	102
Amortization of other intangible assets	8	8	9	9	9
SBA recourse (benefit) provision	(130)	(330)	57	(30)	25
Tax credit investment impairment	—	328	113	1,841	113
Loss on early extinguishment of debt	—	—	—	744	—
Total operating expense (a)	$17,449	$17,591	$16,700	$15,431	$15,897
Net interest income	$20,863	$22,512	$18,621	$18,888	$17,050
Total non-interest income	7,195	6,799	7,408	6,319	6,414
Less:
Net loss on sale of securities	—	—	—	—	(4)
Adjusted non-interest income	7,195	6,799	7,408	6,319	6,418
Total operating revenue (b)	$28,058	$29,311	$26,029	$25,207	$23,468
Efficiency ratio	62.19%	60.02%	64.16%	61.22%	67.74%

Pre-tax, pre-provision adjusted earnings (b - a)	$10,609	$11,720	$9,329	$9,776	$7,571
Average total assets	$2,577,164	$2,603,745	$2,540,735	$2,425,767	$2,104,862
Pre-tax, pre-provision adjusted return on average assets	1.65%	1.80%	1.47%	1.61%	1.44%

ADJUSTED NET INTEREST MARGIN
“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring but volatile components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring but volatile components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest income	$23,806	$25,770	$22,276	$22,761	$23,372
Interest expense	2,943	3,258	3,655	3,873	6,322
Net interest income (a)	20,863	22,512	18,621	18,888	17,050
Less:
Fees in lieu of interest	3,085	4,749	1,511	2,257	798
PPP loan interest income	603	718	833	647	—
FRB interest income and FHLB dividend income	158	188	167	134	301
Add:
FRB PPPLF interest expense	—	9	26	18	—
Adjusted net interest income (b)	$17,017	$16,866	$16,136	$15,868	$15,951
Average interest-earning assets (c)	$2,425,499	$2,441,735	$2,374,891	$2,258,759	$1,981,887
Less:
Average net PPP loans	242,242	282,259	323,082	252,834	—
Average FRB cash and FHLB stock	36,643	45,611	33,756	69,176	37,989
Average non-accrual loans and leases	22,069	36,013	26,931	25,386	22,209
Adjusted average interest-earning assets (d)	$2,124,545	$2,077,852	$1,991,122	$1,911,363	$1,921,689
Net interest margin (a / c)	3.44%	3.69%	3.14%	3.34%	3.44%
Adjusted net interest margin (b / d)	3.20%	3.25%	3.24%	3.32%	3.32%